EXHIBIT A(3)

              THE DIVERSIFIED INVESTORS STRATEGIC ALLOCATION FUNDS

                                   AMENDMENT
                                       TO
                              DECLARATION OF TRUST


        The undersigned, being not less than a majority of the Trustees of The Diversified Investors Strategic Allocation Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated January 5, 1996, as amended (as so amended, the "Declaration of Trust"), in accordance with the provisions of Section 9.3(a) of the Declaration of Trust, do hereby amend the Declaration of Trust as follows:

        Section 1.1 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

        "Name. The name of the Trust created hereby is "The Diversified Investors Funds Group II."


        IN WITNESS WHEREOF, the undersigned have executed this Amendment this 15th day of April, 2000.

 /s/Tom Schlossberg                      /s/Mark Mullin
--------------------------------        --------------------------------
TOM SCHLOSSBERG                         MARK MULLIN
As Trustee and Not Individually         As Trustee and Not Individually


 /s/Robert L. Lindsay                    /s/Nikhil Malvania
--------------------------------        --------------------------------
ROBERT L. LINDSAY                       NIKHIL MALVANIA
As Trustee and Not Individually         As Trustee and Not Individually


 /s/Joyce Galpern Norden
--------------------------------
JOYCE GALPERN NORDEN
As Trustee and Not Individually